Tenable Announces First Quarter 2021 Financial Results
•Added 331 new enterprise platform customers and 29 net new six-figure customers
•Revenue of $123.2 million, up 20% year-over-year
•GAAP loss from operations of $5.8 million; Non-GAAP income from operations of $13.9 million
•Net cash provided by operating activities of $38.6 million; Free cash flow of $37.6 million
COLUMBIA, Maryland, April 27, 2021 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended March 31, 2021.
“We are off to a great start for the year as reflected in our Q1 results, which include strong topline growth and free cash flow,” said Amit Yoran, Chairman and CEO of Tenable. “We have extended our technology and market leadership with the introduction of Tenable.ep, our new unified exposure platform, and the recent acquisition of Alsid. Our best-of-breed product platform and expansive ecosystem of partners are helping today's digital enterprises tackle their toughest security challenges with a holistic, risk-based approach.”
First Quarter 2021 Financial Highlights
•Revenue was $123.2 million, representing a 20% increase year-over-year.
•Calculated current billings was $119.5 million, representing a 20% increase year-over-year.
•GAAP loss from operations was $5.8 million, compared to a loss of $21.7 million in the first quarter of 2020.
•Non-GAAP income from operations was $13.9 million, compared to a loss of $7.7 million in the first quarter of 2020.
•GAAP net loss was $7.7 million, compared to a loss of $23.0 million in the first quarter of 2020.
•GAAP net loss per share was $0.07, compared to a loss per share of $0.23 in the first quarter of 2020.
•Non-GAAP net income was $14.7 million, compared to a loss of $8.8 million in the first quarter of 2020.
•Non-GAAP diluted earnings per share was $0.13, compared to a loss per share of $0.09 in the first quarter of 2020.
•Cash and cash equivalents and short-term investments were $340.3 million at March 31, 2021, compared to $291.8 million at December 31, 2020.
•Net cash provided by operating activities was $38.6 million, compared to $4.5 million in the first quarter of 2020.
•Free cash flow was $37.6 million, compared to $3.9 million in the first quarter of 2020.
Recent Business Highlights
•Added 331 new enterprise platform customers and 29 net new six-figure customers.
•Launched Tenable.ep, a unified, risk-based vulnerability management exposure platform designed to provide visibility across Tenable’s solutions and prioritize vulnerabilities using predictive analytics. The offering combines our industry-leading products — Tenable.io® Vulnerability Management, Tenable.io Web Application Scanning, Tenable.io Container Security and Tenable Lumin.
•Completed the acquisition of Alsid SAS ("Alsid") and launched Tenable.ad — a solution designed to secure Active Directory environments and disrupt one of the most common attack paths in both advanced persistent threats and common hacks.
•Announced our new partnership with IBM Security where we are a preferred partner for fully integrated vulnerability insights, native within the QRadar Security Information and Event Management (SIEM). IBM chose Tenable as a preferred partner due to our technology leadership, including covering more vulnerabilities and providing both on-premises and cloud-based offerings, ease of transition and market leadership.
•Entered into a new partnership with HCL BigFix, a leading endpoint management platform, making it easier for our customers to automate remediation using the infrastructure platforms they’ve already selected.
Financial Outlook
For the second quarter of 2021, we currently expect:
•Revenue in the range of $124.0 million to $126.0 million.

•Non-GAAP income from operations in the range of $7.0 million to $8.0 million.
•Non-GAAP net income in the range of $5.0 million to $6.0 million, assuming a provision for income taxes of $1.5 million.
•Non-GAAP diluted earnings per share in the range of $0.04 to $0.05.
•114.5 million diluted weighted average shares outstanding.
For the year ending December 31, 2021, we currently expect:
•Calculated current billings in the range of $575.0 million to $585.0 million.
•Revenue in the range of $520.0 million to $524.0 million.
•Non-GAAP income from operations in the range of $34.0 million to $38.0 million.
•Non-GAAP net income in the range of $28.0 million to $32.0 million, assuming a provision for income taxes of $3.5 million.
•Non-GAAP diluted earnings per share in the range of $0.24 to $0.28.
•115.5 million diluted weighted average shares outstanding.
Conference Call Information
Tenable will host a conference call today, April 27, 2021, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share: We define non-GAAP net income (loss) as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. In addition, we exclude the tax impact of intra-entity asset transfers resulting from the internal restructuring of legal entities. We use non-GAAP net income (loss) to calculate non-GAAP earnings (loss) per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Revenue	$123,189	$102,648
Cost of revenue(1)	22,073	18,701
Gross profit	101,116	83,947
Operating expenses:
Sales and marketing(1)	58,635	59,855
Research and development(1)	26,838	26,831
General and administrative(1)	21,445	18,933
Total operating expenses	106,918	105,619
Loss from operations	(5,802)	(21,672)
Interest (expense) income, net	(28)	734
Other expense, net	(66)	(960)
Loss before income taxes	(5,896)	(21,898)
Provision for income taxes	1,852	1,079
Net loss	$(7,748)	$(22,977)

Net loss per share, basic and diluted	$(0.07)	$(0.23)
Weighted-average shares used to compute net loss per share, basic and diluted	104,531	98,855
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$937	$747
Sales and marketing	6,296	4,496
Research and development	4,156	2,948
General and administrative	5,563	4,844
Total stock-based compensation	$16,952	$13,035

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$228,386	$178,223
Short-term investments	111,945	113,623
Accounts receivable (net of allowance for doubtful accounts of $326 and $261 at March 31, 2021 and December 31, 2020, respectively)	82,822	115,342
Deferred commissions	31,936	32,143
Prepaid expenses and other current assets	42,570	44,462
Total current assets	497,659	483,793
Property and equipment, net	38,910	38,920
Deferred commissions (net of current portion)	45,364	46,733
Operating lease right-of-use assets	38,364	39,426
Acquired intangible assets, net	12,614	13,193
Goodwill	54,414	54,414
Other assets	13,522	14,110
Total assets	$700,847	$690,589

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$9,555	$5,731
Accrued compensation	26,787	35,509
Deferred revenue	325,113	328,819
Operating lease liabilities	4,298	3,815
Other current liabilities	1,097	1,028
Total current liabilities	366,850	374,902
Deferred revenue (net of current portion)	103,749	105,691
Operating lease liabilities (net of current portion)	53,201	54,529
Other liabilities	5,108	4,802
Total liabilities	528,908	539,924

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 105,513 and 103,715 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	1,055	1,037
Additional paid-in capital	786,476	757,470
Accumulated other comprehensive income	8	10
Accumulated deficit	(615,600)	(607,852)
Total stockholders’ equity	171,939	150,665
Total liabilities and stockholders’ equity	$700,847	$690,589

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(7,748)	$(22,977)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,816	2,678
Stock-based compensation	16,952	13,035
Other	313	515
Changes in operating assets and liabilities:
Accounts receivable	32,455	20,813
Prepaid expenses and other assets	5,427	5,958
Accounts payable, accrued expenses and accrued compensation	(6,003)	(9,608)
Deferred revenue	(5,648)	(5,036)
Other current and noncurrent liabilities	61	(886)
Net cash provided by operating activities	38,625	4,492

Cash flows from investing activities:
Purchases of property and equipment	(1,061)	(614)
Purchases of short-term investments	(29,361)	(58,831)
Sales and maturities of short-term investments	31,000	78,175
Net cash provided by investing activities	578	18,730

Cash flows from financing activities:
Proceeds from stock issued in connection with the employee stock purchase plan	8,046	7,307
Proceeds from the exercise of stock options	4,015	3,978
Other financing activities	(3)	(4)
Net cash provided by financing activities	12,058	11,281
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,068)	(1,097)
Net increase in cash and cash equivalents and restricted cash	50,193	33,406
Cash and cash equivalents and restricted cash at beginning of period	178,463	74,665
Cash and cash equivalents and restricted cash at end of period	$228,656	$108,071

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2021	2020
Subscription revenue	$107,402	$86,390
Perpetual license and maintenance revenue	12,405	13,419
Professional services and other revenue	3,382	2,839
Revenue(1)	$123,189	$102,648
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 94% and 93% of revenue in the three months ended March 31, 2021 and 2020, respectively.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2021	2020
Revenue	$123,189	$102,648
Add: Deferred revenue (current), end of period	325,113	270,916
Less: Deferred revenue (current), beginning of period	(328,819)	(274,348)
Calculated current billings	$119,483	$99,216

Free Cash Flow	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$38,625	$4,492
Purchases of property and equipment	(1,061)	(614)
Free cash flow(1)	$37,564	$3,878
________________
(1)    Free cash flow for the periods presented was impacted by:

	Three Months Ended March 31,
(in millions)	2021	2020
Employee stock purchase plan activity	$(5.0)	$(3.7)
Acquisition-related expenses	(1.7)	(0.7)
Tax payment on intra-entity asset transfer	2.8	—
Capital expenditures related to new headquarters	(0.2)	(0.1)
Free cash flow for the three months ended March 31, 2021 was benefited by approximately $5 million as a result of the accelerated timing of payments for insurance and professional fees in the three months ended December 31, 2020.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2021	2020
Loss from operations	$(5,802)	$(21,672)
Stock-based compensation	16,952	13,035
Acquisition-related expenses	2,158	339
Amortization of acquired intangible assets	579	579
Non-GAAP income (loss) from operations	$13,887	$(7,719)
Operating margin	(5)%	(21)%
Non-GAAP operating margin	11%	(8)%

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Net loss	$(7,748)	$(22,977)
Stock-based compensation	16,952	13,035
Tax impact of stock-based compensation(1)	(4)	198
Acquisition-related expenses(2)	2,158	339
Amortization of acquired intangible assets(2)	579	579
Tax impact of intra-entity asset transfer(3)	2,808	—
Non-GAAP net income (loss)	$14,745	$(8,826)

Net loss per share, diluted	$(0.07)	$(0.23)
Stock-based compensation	0.16	0.13
Tax impact of stock-based compensation(1)	—	—
Acquisition-related expenses(2)	0.02	—
Amortization of acquired intangible assets(2)	—	0.01
Tax impact of intra-entity asset transfer(3)	0.03	—
Adjustment to diluted earnings per share(4)	(0.01)	—
Non-GAAP earnings (loss) per share, diluted	$0.13	$(0.09)

Weighted-average shares used to compute GAAP net loss per share, diluted	104,531	98,855

Weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted(5)	113,934	98,855
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impacts of acquisition-related expenses and the amortization of acquired intangible assets are not material.
(3)    The tax impact of the intra-entity asset transfer is related to the internal restructuring of Indegy, resulting in a current tax payment based on the applicable Israeli tax rate.
(4)    An adjustment may be necessary to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.
(5)    In periods in which there is a non-GAAP net loss, basic and diluted weighted average shares outstanding are the same, as potentially dilutive shares would be antidilutive.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2021	2020
Gross profit	$101,116	$83,947
Stock-based compensation	937	747
Amortization of acquired intangible assets	579	579
Non-GAAP gross profit	$102,632	$85,273
Gross margin	82%	82%
Non-GAAP gross margin	83%	83%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2021	2020
Sales and marketing expense	$58,635	$59,855
Less: Stock-based compensation	6,296	4,496
Non-GAAP sales and marketing expense	$52,339	$55,359
Non-GAAP sales and marketing expense as % of revenue	42%	54%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2021	2020
Research and development expense	$26,838	$26,831
Less: Stock-based compensation	4,156	2,948
Non-GAAP research and development expense	$22,682	$23,883
Non-GAAP research and development expense as % of revenue	18%	23%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2021	2020
General and administrative expense	$21,445	$18,933
Less: Stock-based compensation	5,563	4,844
Less: Acquisition-related expenses	2,158	339
Non-GAAP general and administrative expense	$13,724	$13,750
Non-GAAP general and administrative expense as % of revenue	11%	13%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income and non-GAAP earnings per share are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending June 30, 2021		Year Ending December 31, 2021
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(18.0)	$(17.0)	$(60.0)	$(56.0)
Forecasted stock-based compensation	21.0	21.0	84.0	84.0
Forecasted acquisition-related expenses	2.8	2.8	5.0	5.0
Forecasted amortization of acquired intangible assets(1)	1.2	1.2	5.0	5.0
Forecasted non-GAAP income from operations	$7.0	$8.0	$34.0	$38.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending June 30, 2021		Year Ending December 31, 2021
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss	$(18.4)	$(17.4)	$(66.1)	$(62.1)
Forecasted stock-based compensation	21.0	21.0	84.0	84.0
Forecasted tax impact of stock-based compensation	0.1	0.1	1.1	1.1
Forecasted acquisition-related expenses	2.8	2.8	5.0	5.0
Forecasted tax impact of acquisition	(1.7)	(1.7)	(3.8)	(3.8)
Forecasted amortization of acquired intangible assets(1)	1.2	1.2	5.0	5.0
Forecasted tax impact of intra-entity asset transfer	—	—	2.8	2.8
Forecasted non-GAAP net income	$5.0	$6.0	$28.0	$32.0

Forecasted net loss per share, diluted	$(0.17)	$(0.16)	$(0.62)	$(0.58)
Forecasted stock-based compensation	0.20	0.20	0.78	0.78
Forecasted tax impact of stock-based compensation	—	—	0.01	0.01
Forecasted acquisition-related expenses	0.03	0.03	0.05	0.05
Forecasted tax impact of acquisition	(0.02)	(0.02)	(0.04)	(0.04)
Forecasted amortization of acquired intangible assets(1)	0.01	0.01	0.05	0.05
Forecasted tax impact of intra-entity asset transfer	—	—	0.03	0.03
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.02)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.04	$0.05	$0.24	$0.28

Forecasted weighted-average shares used to compute net loss per share, diluted	106.0	106.0	107.0	107.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	114.5	114.5	115.5	115.5
________________
(1)    Forecast assumes and estimate of approximately $28 million of acquired intangible assets from Alsid amortized over seven years. This estimate is preliminary, as we have not completed our purchase price allocation and the valuation of acquired intangible assets and the estimated useful life is subject to change.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.